UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report
February 12, 2009
(Date of earliest event reported)
Torch Energy Royalty Trust
(Exact name of registrant as specified in its charter)

Delaware	1-12474	74-6411424

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
(Address of principal executive offices, including zip code)
302/636-6016
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
As previously disclosed by the Torch Energy Royalty Trust (the “Trust”) in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission on December 31, 2008, Trust Venture Company, LLC (“TVC”) intended to commence a derivative action against Constellation Energy Partners LLC (“CEP”), the working interest owners of certain oil and gas fields located in Alabama, in accordance with, inter alia, Section 3816 of the Delaware Statutory Trust Act, codified at 12 Del. C. 3816(a), to (i) recover any overcharges to the Trust by CEP related to administrative costs, water gathering, treating and disposal costs and severance taxes and (ii) require CEP to provide an accounting of its revenues and expenses as required under the Net Overriding Royalty Conveyance filed of record in Tuscaloosa County, Alabama. On December 30, 2008, TVC filed and subsequently served a derivative lawsuit against CEP in Alabama state court alleging such overcharges, challenging the calculation of the net profits interests (the “Net Profits Interests”) under the conveyances that were used to transfer the net profits interests in each state, and demanding an accounting of CEP’s revenues and expenses. In response to the derivative lawsuit, on February 9, 2009, CEP filed in Alabama state court a motion to dismiss such lawsuit without prejudice in favor of arbitration on various grounds, including TVC’s alleged lack of standing and TVC’s alleged failure to comply with certain contractual agreements.
On February 12, 2009, Wilmington Trust Company, not in its individual capacity but solely as Trustee of the Trust (“Trustee”) received a certified copy of a demand for arbitration dated February 9, 2009 by CEP before JAMS (the “Demand Notice”) seeking a declaratory judgment that CEP (i) correctly calculated and paid the Net Profits Interests payments due to the Trust, (ii) correctly charged the Trust for certain well accounting services and severance taxes, and (iii) has complied with its contractual reporting requirements due to the Trust. In the Demand Notice, CEP claimed that, because the Trust authorized TVC to file the derivative lawsuit, “there exists a judicable conflict between CEP and the Trust that is subject to resolution by arbitration.”
In addition, on February 12, 2009, TVC filed an emergency motion in Alabama state court to stay the arbitration demanded by CEP until such time as the court issues a judgment as to the enforceability of the arbitration agreement made by and between the Trust and CEP. The Trust believes, based on the parties’ reports of the hearing held on February 18, 2009, that the Alabama state court accepted CEP’s voluntary agreement to extend the response date for the Trustee to the Demand Notice until February 26, 2009, to permit the court time to render a decision on the pending motion to dismiss. Based on the outcome of the hearing on TVC’s emergency motion on February 18, 2009, the Trust believes that the parties to the derivative action (namely, TVC and CEP) anticipate that the Alabama court will rule on CEP’s motion to dismiss on or before February 26, 2009.
The Trustee is currently reviewing the Demand Notice and the motions and pleadings filed in, and with respect to, the derivative lawsuit and arbitration. There can be no assurance as to the outcome or result of a lawsuit or arbitration or the effect of the derivative lawsuit, motion to dismiss and demand for arbitration may have on the Trust or the units, including the market value thereof.
Cautionary Statement on Risks Associated with the Trust’s Forward-Looking Statements.
This Form 8-K contains forward-looking statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, by the Trust that are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. The Trust undertakes no obligation to update or revise any forward-looking statement except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCH ENERGY ROYALTY TRUST

By: Wilmington Trust Company, not in its individual capacity but solely as Trustee for the Trust

Date: February 18, 2009	By:	/s/ Bruce L. Bisson

Bruce L. Bisson,
Vice President

(The Trust has no employees, directors or executive officers.)